Exhibit 32
Certification
Pursuant to 18 U.S.C. Section 1350
Pursuant to U.S.C. Section 1350 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Argyle Security, Inc. (the “Company”), does hereby certify, to such officer’s knowledge, that:
The Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 23, 2009	/s/ Bob Marbut
	Name:	Bob Marbut
	Title:	Chief Executive Officer

Dated: November 23, 2009	/s/ Sam Youngblood
	Name:	Sam Youngblood
	Title:	President and Chief Operating Officer

Dated: November 23, 2009	/s/ Donald F. Neville
	Name:	Donald F. Neville
	Title:	Executive Vice President and Chief Financial Officer

Dated: November 23, 2009	/s/ Dean A. Dresser
	Name:	Dean A. Dresser
	Title:	Vice President and Corporate Controller